Telenav Reports Second Quarter Fiscal 2016 Financial Results
-Automotive Revenue of $31.8 million, up 32% year-over-year
-Location-based Advertising Revenue of $6.7 million, up 41% year-over-year
-Total Billings of $48.4 million, up 14% year-over-year
Sunnyvale, Calif. - February 2, 2016 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the second quarter that ended December 31, 2015.
“We delivered solid results, achieving sequential and year-over-year growth in both revenue and billings, for the second quarter of fiscal 2016,” said HP Jin, chairman and CEO of Telenav. “We continued to strengthen our relationships with our current auto OEM partners within connected navigation as well as exploring new areas of partnerships. In location-based advertising, we delivered 41% year-over-year revenue growth while significantly lowering our operating losses. We remain focused on our long-term goals of steady growth and profitability.”

Financial Highlights

•	Total revenue for the second quarter of fiscal 2016 was $45.3 million, compared with $44.1 million in the first quarter of fiscal 2016 and $39.8 million in the second quarter of fiscal 2015.

•
Automotive revenue was $31.8 million, or 70 percent of total revenue, for the second quarter of fiscal 2016, compared with $31.7 million, or 72 percent of total revenue, in the first quarter of fiscal 2016 and $24.1 million, or 61 percent of total revenue, for the second quarter of fiscal 2015.

•
Advertising revenue was $6.7 million, or 15 percent of total revenue, for the second quarter of fiscal 2016, compared with $4.9 million, or 11 percent of total revenue, for the first quarter of fiscal 2016, and $4.7 million, or 12 percent of total revenue, for the second quarter of fiscal 2015.

•	Billings for the second quarter of fiscal 2016 was $48.4 million, compared with $47.9 million in the first quarter of fiscal 2016 and $42.7 million in the second quarter of fiscal 2015.

•	Deferred revenue at December 31, 2015 was $13.9 million, compared with $10.7 million at September 30, 2015 and $5.2 million at December 31, 2014.

•	Operating expenses for the second quarter of fiscal 2016 were $27.6 million, compared with $31.2 million in first quarter of fiscal 2016 and $29.6 million in the second quarter of fiscal 2015.

•
GAAP net loss for the second quarter of fiscal 2016 was ($6.6) million, or ($0.16) per diluted share, compared with a GAAP net loss of ($10.8) million, or ($0.27) per diluted share, in the first quarter of fiscal 2016 and a GAAP net loss of ($2.7) million, or ($0.07) per diluted share, for the second quarter of fiscal 2015.

•
Adjusted EBITDA for the second quarter of fiscal 2016 was a ($4.1) million loss after adjusting our GAAP net loss for the impact of stock-based compensation expense, depreciation, and amortization expense, reversals of accruals related to restructuring and deferred rent resulting from our lease termination, legal contingencies, interest income, other income (expense), net and provision (benefit) for income taxes, compared with a ($6.4) million loss in the first quarter of fiscal 2016 and a ($4.8) million loss in the second quarter of fiscal 2015.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $110.3 million, and Telenav had no debt as of December 31, 2015. This represented cash, cash equivalents and short-term investments of $2.67 per share, based on 41.4 million shares of common stock outstanding as of December 31, 2015.

Business Outlook
For the third fiscal quarter ending March 31, 2016, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $44 to $46 million;

•	Automotive revenue is expected to be 73 to 75 percent of total revenue, including approximately $1.5 million of customized software revenue;

•	Advertising revenue is expected to be 11 to 12 percent of total revenue;

•	Billings are expected to be $49 to $51 million;

•	GAAP gross margin is expected to be approximately 45 percent;

•	Non-GAAP gross margin is expected to be approximately 46 percent;

•	GAAP operating expenses are expected to be $30 to $31 million;

•	Non-GAAP operating expenses are expected to be $27 to $28 million, and represent operating expenses adjusted for the impact of approximately $3.0 million of stock-based compensation expense;

•	Estimated provision (benefit) for income taxes will be de minimis;

•	GAAP net loss is expected to be ($9.0) to ($10.0) million;

•	Diluted GAAP net loss per share is expected to be ($0.21) to ($0.24);

•	Non-GAAP net loss is expected to be ($6.0) to ($7.0) million, and represents GAAP net loss adjusted for the add back of approximately $3.0 million of stock-based compensation expense;

•	Non-GAAP diluted net loss per share is expected to be ($0.14) to ($0.17);

•
Adjusted EBITDA is expected to be ($6.0) to ($7.0) million, and represents GAAP net loss adjusted for the impact of approximately $3.0 million of stock-based compensation expense, and approximately $1.0 million of depreciation and amortization expense, interest income, other income (expense), and provision (benefit) from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 42 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-438-5491 (toll-free, domestic only) or 719-457-2727 (domestic and international toll) and enter pass code 854675. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 854675.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, and adjusted EBITDA included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Billings measure revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods; for example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. When we use these measures, we compensate for these limitations by providing specific information regarding revenue and evaluating billings together with revenue calculated in accordance with GAAP. We have also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating our non-GAAP metric of billings. In connection with our presentation of the change in deferred revenue, we have provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of our operating results, we believe these metrics are useful in evaluating cash flow.

Non-GAAP net loss and non-GAAP gross margin exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expense, and other applicable items such as legal contingencies, changes in valuation allowance on certain deferred tax assets, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav that we exclude from non-GAAP financial metrics. Legal contingencies represent settlements and offers made to settle patent litigation cases in which we are defendants and royalty disputes. Deferred rent reversals represents the reversal of our deferred rent liability that is no longer required due to our facility lease termination. Capitalized software amortization expense represents internal software costs that were capitalized and are charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Our non-GAAP tax rate differs from the tax rate due to the elimination of any tax effect of stock-based compensation expense, capitalized software and developed technology amortization expense, legal contingencies, restructuring accruals and reversals, and other applicable items that are being eliminated to arrive at the non-GAAP net loss.

Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation, amortization, interest income, other income (expense), provision (benefit) for income taxes, and other applicable items such as legal contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results.  This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, comprise operating expenses which are not fully attributable to either.   In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav's ability to develop and implement products for General Motors ("GM") and Toyota and to support GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEM") for a substantial portion of its revenue; Telenav's ability to develop and implement products for Ford's Sync 3 system; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising through the retention of additional, productive sales personnel, new advertising sales and technology delivery; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's limited history in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop search products with Nuance; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav's ability to qualify for tax refunds and credits; and macroeconomic and political conditions in the US and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-Q for the three months ended September 30, 2015 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota, and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Nissan, Denny’s, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.
Copyright 2016 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
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Media Contact:
Airfoil Group on Behalf of Telenav:
telenav@airfoilgroup.com

Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	December 31, 2015	June 30, 2015*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$12,093	$18,721
Short-term investments	98,201	101,195
Accounts receivable, net of allowances of $85 and $211, at December 31, 2015 and June 30, 2015, respectively	37,449	36,493
Deferred income taxes, net	—	327
Restricted cash	4,679	4,878
Income taxes receivable	5,466	6,080
Deferred costs	1,157	432
Prepaid expenses and other current assets	4,095	3,856
Total current assets	163,140	171,982
Property and equipment, net	4,680	7,126
Deferred income taxes, net, non-current	649	443
Goodwill and intangible assets, net	36,513	37,528
Deferred costs, non-current	6,286	2,709
Other assets	2,741	4,134
Total assets	$214,009	$223,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$910	$830
Accrued compensation	8,105	9,628
Accrued royalties	11,395	9,358
Other accrued expenses	13,371	10,918
Deferred revenue	3,109	2,109
Income taxes payable	886	724
Total current liabilities	37,776	33,567
Deferred rent, non-current	81	4,858
Deferred revenue, non-current	10,742	4,719
Other long-term liabilities	2,696	4,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 41,375 and 40,537 shares issued and outstanding at December 31, 2015 and June 30, 2015, respectively	41	41
Additional paid-in capital	145,546	140,406
Accumulated other comprehensive loss	(2,344)	(1,540)
Retained earnings	19,471	37,276
Total stockholders' equity	162,714	176,183
Total liabilities and stockholders’ equity	$214,009	$223,922

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue:
Product	$31,160	$23,461	$62,269	$42,377
Services	14,093	16,319	27,045	32,390
Total revenue	45,253	39,780	89,314	74,767
Cost of revenue:
Product	18,364	12,824	36,447	23,002
Services	6,168	6,709	11,472	12,491
Total cost of revenue	24,532	19,533	47,919	35,493
Gross profit	20,721	20,247	41,395	39,274
Operating expenses:
Research and development	16,653	16,620	34,640	33,618
Sales and marketing	6,524	6,710	13,522	12,906
General and administrative	5,844	5,697	12,079	11,910
Restructuring	(1,468)	565	(1,468)	565
Total operating expenses	27,553	29,592	58,773	58,999
Loss from operations	(6,832)	(9,345)	(17,378)	(19,725)
Interest income	255	240	509	485
Other income (expense), net	265	630	(176)	1,688
Loss before provision (benefit) for income taxes	(6,312)	(8,475)	(17,045)	(17,552)
Provision (benefit) for income taxes	327	(5,752)	440	(6,892)
Net loss	$(6,639)	$(2,723)	$(17,485)	$(10,660)

Net loss per share
Basic and diluted	$(0.16)	$(0.07)	$(0.43)	$(0.27)

Weighted average shares used in computing net loss per share
Basic and diluted	41,038	39,916	40,820	39,727

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2015	2014
	(unaudited)
Operating activities
Net loss	$(17,485)	$(10,660)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,916	2,876
Amortization of net premium on short-term investments	381	850
Stock-based compensation expense	6,267	5,927
Write-off of long term investments	477	—
(Gain) loss on disposal of property and equipment	(4)	8
Bad debt expense	51	14
Changes in operating assets and liabilities:
Accounts receivable	(1,007)	(5,524)
Deferred income taxes	121	673
Restricted cash	199	898
Income taxes receivable	614	(7,243)
Deferred costs	(4,302)	(723)
Prepaid expenses and other current assets	(239)	3,775
Other assets	908	42
Accounts payable	80	647
Accrued compensation	(1,523)	(3,956)
Accrued royalties	2,037	6,156
Accrued expenses and other liabilities	(1,524)	(953)
Income taxes payable	162	64
Deferred rent	(814)	(1,104)
Deferred revenue	7,023	2,807
Net cash used in operating activities	(6,662)	(5,426)

Investing activities
Purchases of property and equipment	(332)	(512)
Purchases of short-term investments	(20,622)	(87,803)
Purchases of long-term investments	—	(200)
Proceeds from sales and maturities of short-term investments	23,009	95,611
Net cash provided by investing activities	2,055	7,096

Financing activities
Proceeds from exercise of stock options	921	1,781
Repurchase of common stock	(570)	(1,139)
Tax withholdings related to net share settlements of restricted stock units	(1,796)	(854)
Net cash used in financing activities	(1,445)	(212)

Effect of exchange rate changes on cash and cash equivalents	(576)	(1,005)
Net increase (decrease) in cash and cash equivalents	(6,628)	453
Cash and cash equivalents, at beginning of period	18,721	14,534
Cash and cash equivalents, at end of period	$12,093	$14,987

Supplemental disclosure of cash flow information
Income taxes (received) paid, net	$(528)	$97

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue:
Automotive	$31,846	$24,077	$63,589	$43,579
Advertising	6,688	4,732	11,539	8,707
Mobile Navigation	6,719	10,971	14,186	22,481
Total revenue	45,253	39,780	89,314	74,767

Cost of revenue:
Automotive	18,931	13,240	37,452	23,636
Advertising	3,755	3,298	6,750	5,838
Mobile Navigation	1,846	2,995	3,717	6,019
Total cost of revenue	24,532	19,533	47,919	35,493

Gross profit:
Automotive	12,915	10,837	26,137	19,943
Advertising	2,933	1,434	4,789	2,869
Mobile Navigation	4,873	7,976	10,469	16,462
Total gross profit	$20,721	$20,247	$41,395	$39,274

Gross margin:
Automotive	41%	45%	41%	46%
Advertising	44%	30%	42%	33%
Mobile Navigation	73%	73%	74%	73%
Total gross margin	46%	51%	46%	53%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings (Non-GAAP)

	Three Months Ended December 31, 2015				Six Months Ended December 31, 2015
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$31,846	$6,688	$6,719	$45,253	$63,589	$11,539	$14,186	$89,314
Adjustments:
Change in deferred revenue	3,434	—	(252)	3,182	7,251	—	(228)	7,023
Billings (Non-GAAP)	$35,280	$6,688	$6,467	$48,435	$70,840	$11,539	$13,958	$96,337

	Three Months Ended December 31, 2014				Six Months Ended December 31, 2014
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$24,077	$4,732	$10,971	$39,780	$43,579	$8,707	$22,481	$74,767
Adjustments:
Change in deferred revenue	3,331	—	(446)	2,885	3,353	—	(546)	2,807
Billings (Non-GAAP)	$27,408	$4,732	$10,525	$42,665	$46,932	$8,707	$21,935	$77,574

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014	2015	2014	2015	2014
Deferred revenue, December 31	$12,443	$3,483	$—	$—	$1,408	$1,760	$13,851	$5,243
Deferred revenue, September 30	9,009	152	—	—	1,660	2,206	10,669	2,358
Increase (decrease) in deferred revenue (Non-GAAP)	$3,434	$3,331	$—	$—	$(252)	$(446)	$3,182	$2,885

Deferred costs, December 31	$7,443	$1,223	$—	$—	$—	$—	$7,443	$1,223
Deferred costs, September 30	5,814	1,034	—	—	—	—	5,814	1,034
Increase (decrease) in deferred costs (Non-GAAP)	$1,629	$189	$—	$—	$—	$—	$1,629	$189

	Automotive		Advertising		Mobile Navigation		Total
	Six Months Ended December 31,		Six Months Ended December 31,		Six Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014	2015	2014	2015	2014
Deferred revenue, December 31	$12,443	$3,483	$—	$—	$1,408	$1,760	$13,851	$5,243
Deferred revenue, June 30	5,192	130	—	—	1,636	2,306	6,828	2,436
Increase (decrease) in deferred revenue (Non-GAAP)	$7,251	$3,353	$—	$—	$(228)	$(546)	$7,023	$2,807

Deferred costs, December 31	$7,443	$1,223	$—	$—	$—	$—	$7,443	$1,223
Deferred costs, June 30	3,141	500	—	—	—	—	3,141	500
Increase (decrease) in deferred costs (Non-GAAP)	$4,302	$723	$—	$—	$—	$—	$4,302	$723

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

GAAP net loss	$(6,639)	$(2,723)	$(17,485)	$(10,660)

Adjustments:
Benefit from income tax due to change in tax accounting method and amended tax return	—	(4,061)	—	(4,061)
Legal contingencies	750	—	750	—
Restructuring accrual (reversal)	(1,468)	565	(1,468)	565
Deferred rent reversal due to lease termination	(621)	—	(621)	—
Capitalized software and developed technology amortization expense	307	867	1,015	1,770
Stock-based compensation expense:
Cost of revenue	39	27	71	51
Research and development	1,771	1,125	3,229	2,625
Sales and marketing	835	730	1,675	1,494
General and administrative	535	657	1,292	1,757
Total stock-based compensation expense	3,180	2,539	6,267	5,927
Tax effect of adding back adjustments	—	(182)	—	(407)
Non-GAAP net loss	$(4,491)	$(2,995)	$(11,542)	$(6,866)

Non-GAAP net loss per share
Basic and diluted	$(0.11)	$(0.08)	$(0.28)	$(0.17)

Weighted average shares used in computing non-GAAP net loss per share
Basic and diluted	41,038	39,916	40,820	39,727

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts and percentages)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

GAAP net loss	$(6,639)	$(2,723)	$(17,485)	$(10,660)

Adjustments:
Legal contingencies	750	—	750	—
Restructuring accrual (reversal)	(1,468)	565	(1,468)	565
Deferred rent reversal due to lease termination	(621)	—	(621)	—
Stock-based compensation expense	3,180	2,539	6,267	5,927
Depreciation and amortization expense	847	1,399	1,916	2,876
Interest income	(255)	(240)	(509)	(485)
Other income (expense), net	(265)	(630)	176	(1,688)
Provision (benefit) for income taxes	327	(5,752)	440	(6,892)
Adjusted EBITDA	$(4,144)	$(4,842)	$(10,534)	$(10,357)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014

Operating expenses	$27,553	$29,592	$58,773	$58,999

Adjustments:
Legal contingencies	(750)	—	(750)	—
Restructuring accrual (reversal)	1,468	(565)	1,468	(565)
Deferred rent reversal due to lease termination	588	—	588	—
Stock-based compensation expense	(3,141)	(2,512)	(6,196)	(5,876)
Non-GAAP operating expenses	$25,718	$26,515	$53,883	$52,558

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)

Reconciliation of Gross Margin to Non-GAAP Margin

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014	2015	2014	2015	2014

GAAP gross margin	41%	45%	44%	30%	73%	73%	46%	51%

Adjustments:
Capitalized software and developed technology amortization expense	—%	1%	1%	9%	1%	1%	1%	2%
Non-GAAP gross margin	41%	46%	45%	39%	74%	74%	47%	53%

	Automotive		Advertising		Mobile Navigation		Total
	Six Months Ended December 31,		Six Months Ended December 31,		Six Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014	2015	2014	2015	2014

GAAP gross margin	41%	46%	42%	33%	74%	73%	46%	53%

Adjustments:
Capitalized software and developed technology amortization expense	1%	1%	4%	10%	1%	2%	1%	2%
Non-GAAP gross margin	42%	47%	46%	43%	75%	75%	47%	55%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended December 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$45,253		$6,688		$31,846	$6,719	$38,565
Cost of revenue	24,532		3,755		18,931	1,846	20,777
Gross profit	20,721		2,933		$12,915	$4,873	17,788
Operating expenses:
Research and development	16,653		1,051	(2)			15,602
Sales and marketing	6,524		3,661	(2)			2,863
General and administrative	5,844		503	(3)			5,341
Restructuring	(1,468)		(375)				(1,093)
Total operating expenses:	27,553		4,840				22,713
Loss from operations	(6,832)		(1,907)				(4,925)
Interest income	255		—	(4)			255
Other income (expense), net	265		—	(4)			265
Loss before provision for income taxes	(6,312)		(1,907)				(4,405)
Provision for income taxes	327		—				327
Net loss	$(6,639)	$(6,639)	$(1,907)				$(4,732)

Adjustments:
Legal contingencies		750					750
Stock-based compensation expense		3,180	337				2,843
Restructuring reversal		(1,468)	(375)				(1,093)
Deferred rent reversal due to lease termination		(621)	(159)				(462)
Depreciation and amortization expense		847	203				644
Interest income		(255)	—	(4)			(255)
Other income (expense), net		(265)	—	(4)			(265)
Provision for income taxes		327	—				327
Adjusted EBITDA		$(4,144)	$(1,901)				$(2,243)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended December 31, 2014
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$39,780		$4,732		$24,077	$10,971	$35,048
Cost of revenue	19,533		3,298		13,240	2,995	16,235
Gross profit	20,247		1,434		$10,837	$7,976	18,813
Operating expenses:
Research and development	16,620		1,355	(2)			15,265
Sales and marketing	6,710		3,512	(2)			3,198
General and administrative	5,697		486	(3)			5,211
Restructuring	565		132				433
Total operating expenses:	29,592		5,485				24,107
Loss from operations	(9,345)		(4,051)				(5,294)
Interest income	240		—	(4)			240
Other income (expense), net	630		—	(4)			630
Loss before benefit from income taxes	(8,475)		(4,051)				(4,424)
Benefit from income taxes	(5,752)		(1,274)				(4,478)
Net loss	$(2,723)	$(2,723)	$(2,777)				$54

Adjustments:
Stock-based compensation expense		2,539	294				2,245
Restructuring accrual		565	132				433
Depreciation and amortization expense		1,399	594				805
Interest income		(240)	—	(4)			(240)
Other income (expense), net		(630)	—	(4)			(630)
Benefit from income taxes		(5,752)	(1,274)				(4,478)
Adjusted EBITDA		$(4,842)	$(3,031)				$(1,811)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Six Months Ended December 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$89,314		$11,539		$63,589	$14,186	$77,775
Cost of revenue	47,919		6,750		37,452	3,717	41,169
Gross profit	41,395		4,789		$26,137	$10,469	36,606
Operating expenses:
Research and development	34,640		2,530	(2)			32,110
Sales and marketing	13,522		7,491	(2)			6,031
General and administrative	12,079		1,044	(3)			11,035
Restructuring	(1,468)		(375)				(1,093)
Total operating expenses:	58,773		10,690				48,083
Loss from operations	(17,378)		(5,901)				(11,477)
Interest income	509		—	(4)			509
Other income (expense), net	(176)		—	(4)			(176)
Loss before provision for income taxes	(17,045)		(5,901)				(11,144)
Provision for income taxes	440		—				440
Net loss	$(17,485)	$(17,485)	$(5,901)				$(11,584)

Adjustments:
Legal contingencies		750	—				750
Stock-based compensation expense		6,267	659				5,608
Restructuring reversal		(1,468)	(375)				(1,093)
Deferred rent reversal due to lease termination		(621)	(159)				(462)
Depreciation and amortization expense		1,916	656				1,260
Interest income		(509)	—	(4)			(509)
Other income (expense), net		176	—	(4)			176
Provision for income taxes		440	—				440
Adjusted EBITDA		$(10,534)	$(5,120)				$(5,414)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Six Months Ended December 31, 2014
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$74,767		$8,707		$43,579	$22,481	$66,060
Cost of revenue	35,493		5,838		23,636	6,019	29,655
Gross profit	39,274		2,869		$19,943	$16,462	36,405
Operating expenses:
Research and development	33,618		2,930	(2)			30,688
Sales and marketing	12,906		6,525	(2)			6,381
General and administrative	11,910		1,093	(3)			10,817
Restructuring	565		132				433
Total operating expenses:	58,999		10,680				48,319
Loss from operations	(19,725)		(7,811)				(11,914)
Interest income	485		—	(4)			485
Other income (expense), net	1,688		—	(4)			1,688
Loss before benefit from income taxes	(17,552)		(7,811)				(9,741)
Benefit from income taxes	(6,892)		(1,784)				(5,108)
Net loss	$(10,660)	$(10,660)	$(6,027)				$(4,633)

Adjustments:
Stock-based compensation expense		5,927	1,094				4,833
Restructuring accrual		565	132				433
Depreciation and amortization expense		2,876	1,044				1,832
Interest income		(485)	—	(4)			(485)
Other income (expense), net		(1,688)	—	(4)			(1,688)
Benefit from income taxes		(6,892)	(1,784)				(5,108)
Adjusted EBITDA		$(10,357)	$(5,541)				$(4,816)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.